Exhibit 4.34

STOCK RESCISSION AGREEMENT

This STOCK RESCISSION AGREEMENT (this “Agreement”) is made and entered into as of February 10, 2024 (the “Effective Date”), by and between CHROMOCELL THERAPEUTICS CORPORATION (the “Company”) and certain affiliates of A.G.P./Alliance Global Partners who hold shares of common stock, par value $0.0001 (the “Common Stock”) of the Company identified on the signature page hereto (each, an “A.G.P. Affiliate” and collectively, the “A.G.P. Affiliates”).

WHEREAS, the A.G.P. Affiliates were members of Flamands International Holdings LLC (“Flamands”);

WHEREAS, effective July 12, 2022, the Company sold to Flamands 5,999,667 shares of Common Stock and Flamands paid an aggregate of $1,682,475 in connection therewith;

WHEREAS, in December 2022, the manager and members of Flamands decided by joint written consent that the Common Stock of the Company be disaggregated from Flamands (the “Disaggregation”), and as a result of the Disaggregation, each member of Flamands, including the A.G.P. Affiliates, received a distribution of shares of Common Stock based on their respective pro rata membership interest in Flamands and the A.G.P. Affiliates received an aggregate of 250,040 shares1 of Common Stock in connection with the Disaggregation (the “December 2022 Shares”);

WHEREAS, on November 22, 2023, the Company commenced a rights offering (the “Rights Offering”), pursuant to which the Company distributed non-transferable subscription rights to each holder of its Common Stock held as of 5:00 p.m. Eastern Standard Time on November 22, 2023 (the “Rights Offering Record Date”);

WHEREAS, based on their respective holdings from the Flamands Disaggregation as of the Rights Offering Record Date, the A.G.P. Affiliates exercised their subscription rights in the Rights Offering and purchased, in the aggregate, an additional 750,120 shares2 of Common Stock (the “November 2023 Shares”); and

WHEREAS, the A.G.P. Affiliates and the Company desire to rescind the December 2022 Shares and the November 2023 Shares as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.	The foregoing recitals are true and correct in all material respects and are hereby incorporated herein as a material part of this Agreement.

2.	As of the Effective Date, the December 2022 Shares and the November 2023 Shares shall be rescinded and terminated.

3.	In connection with the rescission of the December 2022 Shares and the November 2023 Shares, within thirty (30) calendar days of the Effective Date, the Company shall refund the amounts paid by each A.G.P. Affiliate in consideration for the December 2022 Shares and the November 2023 shares, as set forth on the signature page hereto.

4.	The A.G.P. Affiliates hereby acknowledge, represent and warrant that they have not, at any time, pledged, transferred or assigned any right, title or interest in, to or under the December 2022 Shares and the November 2023 Shares to any person or entity.

1 27,782 shares of Common Stock after giving effect to an anticipated 1:9 reverse stock split of the Company’s Common Stock.

2 83,347 shares of Common Stock after giving effect to an anticipated 1:9 reverse stock split of the Company’s Common Stock.

5.	The A.G.P. Affiliates acknowledge and agree that this Agreement shall constitute the unconditional and irrevocable rescission of the December 2022 Shares and the November 2023 Shares and the termination of any and all rights in connection therewith, and that as of the Effective Date, the A.G.P. Affiliates shall have no further right, title or interest in or to the December 2022 Shares and the November 2023 Shares.

6.	The A.G.P. Affiliates shall take any and all other actions and to execute and deliver any and all other documents or instruments that reasonably may be requested in order to accomplish the purpose and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the Effective Date.

COMPANY:

CHROMOCELL THERAPEUTICS CORPORATION, a Delaware corporation

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II Title: Interim CEO and Chief Financial Officer

A.G.P. AFFILIATES:

ADAM KINZER

By:	/s/ Adam Kinzer
Name: Adam Kinzer Refund Amount for the December 2022 Shares: $24,933.36 Refund Amount for the November 2023 Shares: $2,520.40

DB INVESTOR GROUP LLC

By:	/s/ David Bocchi
Name: David Bocchi Title: Trustee Refund Amount for the December 2022 Shares: $24,933.36 Refund Amount for the November 2023 Shares: $2,520.40

JAMES KIRSCH

By:	/s/ James Kirsch
Name: James Kirsch Refund Amount for the December 2022 Shares: $24,933.36 Refund Amount for the November 2023 Shares: $2,520.40

ZACH HIRSCH

By:	/s/ Zach Hirsch
Name: Zach Hirsch Refund Amount for the December 2022 Shares: $8,311.12 Refund Amount for the November 2023 Shares: $840.13

[Signature Page to Stock Rescission Agreement]